As filed with the Securities and Exchange Commission on April 14, 2000
                                                 Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------
                                    FORM S-3

                             ----------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             ----------------------
                                  APPLIX, INC.

             (Exact name of registrant as specified in its charter)

                             ----------------------
           MASSACHUSETTS                                  04-2781676
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                                112 TURNPIKE ROAD
                          WESTBORO, MASSACHUSETTS 01581
                               TEL: (508) 870-0300

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                            PATRICK J. RONDEAU, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                               TEL: (617) 526-6000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

          -------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                                    Proposed        Proposed
        Title of Shares to be Registered              Amount         Maximum         Maximum         Amount of
                                                       to be        Offering        Aggregate       Registration
                                                    Registered        Price         Offering            Fee
                                                                  Per Share(1)      Price(1)
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.0025 par value per share......        58,571        $10.50          $614,996          $162.36
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on April 12, 2000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND OFFERS TO BUY THESE SECURITIES MAY NOT BE SOLICITED IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED APRIL 14, 2000


PROSPECTUS

                                  APPLIX, INC.

                          58,571 SHARES OF COMMON STOCK

This prospectus relates to resales of shares of common stock previously issued by Applix, Inc. to the former stockholders of Veriteam, Inc. (d/b/a Cosource.com), a Washington corporation ("Cosource.com"), in connection with our acquisition of that company.

We will not receive any proceeds from the sale of the shares.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the Nasdaq National Market under the symbol
"APLX."

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS APRIL __, 2000.

TABLE OF CONTENTS

                                                                            Page
                                                                            ----

          Prospectus Summary................................................ 3
          Risk Factors...................................................... 4
          Special Note Regarding Forward-Looking Information................ 14
          Use of Proceeds................................................... 14
          Selling Stockholders.............................................. 15
          Plan of Distribution.............................................. 16
          Legal Matters..................................................... 17
          Experts........................................................... 17
          Where You Can Find More Information............................... 18
          Incorporation of Certain Documents By Reference................... 18


Our executive offices are located at 112 Turnpike Road, Westboro, Massachusetts 01581, our telephone number is 508-870-0300 and our Internet address is www.Applix.com. The information on our Internet website is not incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to "Applix," "we," "us," and "our" refer to Applix, Inc. and its subsidiaries.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                               PROSPECTUS SUMMARY

     This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors."


                                  APPLIX, INC.

         Applix develops, markets and supports a suite of Internet-based software applications. Applix operates two dedicated business units. The eBusiness Division focuses on enabling customers to automate their front office business operations. The Linux Division is a leading provider of Internet accessible, Linux-based applications and technologies, and is the leading provider of open source auction services and collaborative open source software content.


                                  THE OFFERING

Common stock offered by selling stockholders ...............      58,571 shares

Use of proceeds.............................................      We will not receive any proceeds from the sale of shares in this offering

Nasdaq National Market symbol...............................      APLX

                                  RISK FACTORS

     An investment in our shares is extremely risky. This section describes some of the risk factors involved in purchasing our common stock. You should carefully consider the following factors, in addition to the other information presented in this prospectus, in evaluating us and our business. Any of the following risks could seriously harm our business and cause the trading price of our common stock to decline, which could cause you to lose all or part of your investment.


RISK FACTORS RELATED TO APPLIX, INC.

OUR ATTEMPT TO SPIN OFF OUR LINUX DIVISION MAY BE VERY COSTLY, MAY BE UNSUCCESSFUL, OR MAY HAVE A MATERIAL NEGATIVE EFFECT ON OUR OPERATIONS AND STOCK PRICE.

     On January 25, 2000, we announced plans to separate the operations of our Linux Division and to spin it off into a separate publicly traded company. As a result, the Linux Division would become an independent company. Planning and implementing the separation of the Linux Division from Applix has required and will continue to require the dedication of management resources, and we expect to incur certain incremental expenses in future periods related to the separation. These efforts may disrupt our ongoing business activities. These factors could have an adverse affect on our results of operations or financial condition. In addition, a significant portion of our operational and administrative infrastructure represents costs that are fixed. Accordingly, these costs may represent a greater percentage of sales after the separation and thus could adversely affect our results of operations.

     It is anticipated that Applix will provide transitional services to support the Linux Division operations once it is spun off. These transitional services relate to information technology systems, supply chain management, human resources administration, product order administration, customer service, buildings and facilities, treasury management, and legal, finance, and accounting. If Applix does not provide these services at an adequate level following the spin-off, it may be held liable for losses suffered as a result by the Linux Division. The transitional service agreements will have terms of less than one year following the spin-off. After the expiration of these various arrangements, we may not be able to effectively re-deploy the employees performing these services in a timely manner, and our financial results could be adversely affected.

     The Linux spin-off is expected to be completed in early calendar 2001. Applix intends to sell less than 20 percent of its ownership interest of the Linux Division in the Division's initial public offering (IPO) and to distribute as dividends its remaining shares of the Linux Division (more than 80 percent) to Applix shareholders six months after the IPO, subject to receiving board approval and a favorable tax ruling, as well as market conditions. If Applix does not receive a favorable tax ruling, it is unlikely that it will make the distribution in the expected time frame, if at all. If the distribution is delayed or is not completed at all, our stock price could be negatively impacted. After the IPO and before the final distribution of the remaining stock to Applix shareholders, Applix will own more than 80 percent of the common stock of the Linux Division. Thus, the market price of Applix common stock could be subject to a period of volatility based on the value of the Linux Division stock after it becomes publicly traded. Furthermore, after Applix makes the final distribution of the Linux Division shares, Applix's share price may experience a significant adjustment, as investors determine the stock price for our company as a separate company from the Linux Division.

OUR STOCK PRICE MAY BE ADVERSELY AFFECTED BY SIGNIFICANT FLUCTUATIONS IN OUR QUARTERLY RESULTS.

     We expect to experience significant fluctuations in our future results of operations due to a variety of factors, many of which are outside of our control, including:

     -   demand for and market acceptance of our products and services;

     - the size and timing of customer orders, particularly large orders, some of which represent more than 10% of total revenue during a particular quarter;

     - introduction of products and services or enhancements by us and our competitors;

     -   competitive factors that affect our pricing;

     -   the mix of products and services we sell;

     -   the hiring and retention of key personnel;

     -   our expansion into international markets;

     - conditions specific to the enterprise information portal market and other general economic factors;

     - the timing and magnitude of our capital expenditures, including costs relating to the expansion of our operations;

     - changes in generally accepted accounting policies, especially those related to the recognition of software revenue; and

     -   new government legislation or regulation.

     We typically receive 50% to 70% of our orders in the last month of each fiscal quarter because our customers often delay purchases of products until the end of the quarter and our sales organization and our individual sales representatives strive to meet quarterly sales targets. Because a substantial portion of our costs are relatively fixed and based on anticipated revenue, a failure to book an expected order in a given quarter will likely not be offset by a corresponding reduction in costs and, therefore, could adversely affect our operating results for that quarter. Due to these factors, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. In future quarters, our operating results may be below the expectations of public market analysts and investors. In this event, the price of our common stock may fall significantly.

OUR BUSINESS WILL BE HARMED IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS FROM MISUSE BY THIRD PARTIES.

     Our collection of trademarks is important to our business. The protective steps we take or have taken may be inadequate to deter misappropriation of our trademark rights. We have filed applications for registration of some of our trademarks in the United States. Effective trademark protection may not be available in every country in which we offer or intend to offer our products and services. Failure to protect our trademark rights adequately could damage our brand identity and impair our ability to compete effectively. Furthermore, defending or enforcing our trademark rights could result in the expenditure of significant financial and managerial resources.

OUR PRODUCTS MAY CONTAIN DEFECTS THAT MAY BE COSTLY TO CORRECT, DELAY MARKET ACCEPTANCE OF OUR PRODUCTS AND EXPOSE US TO LITIGATION.

      Despite testing by us and our customers, errors may be found in our products after commencement of commercial shipments. This risk is exacerbated by the fact that most of the code in our products is developed by independent parties over whom we exercise no supervision or control. If errors are discovered, we may have to make significant expenditures of capital to eliminate them and yet may not be able to successfully correct them in a timely manner or at all. Errors and failures in our products could result in a loss of, or delay in, market acceptance of our products and could damage our reputation and our ability to convince commercial users of the benefits of our products.

     In addition, failures in our products could cause system failures for our customers who may assert warranty and other claims for substantial damages against us. Although our license agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims, it is possible that these provisions may not be effective or enforceable under the laws of some jurisdictions. Our insurance policies may not adequately limit our exposure to this type of claim. These claims, even if unsuccessful, could be costly and time consuming to defend.

IF WE DO NOT INTRODUCE NEW PRODUCTS AND SERVICES IN A TIMELY MANNER, OUR PRODUCTS AND SERVICES WILL BECOME OBSOLETE, AND OUR OPERATING RESULTS WILL SUFFER.

     The computer systems market is characterized by rapid technological change, frequent new product enhancements, uncertain product life cycles, changes in customer demands and evolving industry standards. Our products could be rendered obsolete if products based on new technologies are introduced or new industry standards emerge.

     Enterprise computing environments are inherently complex. As a result, we cannot accurately estimate the life cycles of our products. New products and product enhancements can require long development and testing periods, which requires us to hire and retain increasingly scarce, technically competent personnel. Significant delays in new product releases or significant problems in installing or implementing new products could seriously damage our business. We have, on occasion, experienced delays in the scheduled introduction of new and enhanced products and may experience similar delays in the future.

      Our future success depends upon our ability to enhance existing products, develop and introduce new products, satisfy customer requirements and achieve market acceptance. This process is made more challenging by the fact that a portion of the software development for our products is done by a number of developers in the open source community who are not our employees in this process. We may not successfully identify new product opportunities and develop and bring new products to market in a timely and cost-effective manner.

ATTEMPTS TO EXPAND BY MEANS OF BUSINESS COMBINATIONS AND STRATEGIC ALLIANCES MAY NOT BE SUCCESSFUL AND MAY DISRUPT OUR OPERATIONS OR HARM OUR REVENUES.

     While we have no current agreements or negotiations underway, we have in the past, and may in the future, make investments in complementary companies, products or technologies or buy businesses, products or technologies in the future. In the event of any future purchases, we will face additional financial and operational risks, including:

     - difficulty in assimilating the operations, technology and personnel of acquired companies;

     - disruption in our business because of the allocation of resources to consummate these transactions and the diversion of management's attention from our core business;

     - difficulty in retaining key technical and managerial personnel from acquired companies;

     - dilution of our stockholders, if we issue equity to fund these transactions;

     -   assumption of operating losses, increased expenses and liabilities;

     - harm to our reputation, if the open source development community does not approve of these transactions;

     - our relationships with existing employees, customers and business partners may be weakened or terminated as a result of these transactions; and

     - additional ongoing expenses associated with amortization of goodwill and other purchased intangible assets.

BECAUSE OUR HEADQUARTERS ARE NOT LOCATED IN A MAJOR METROPOLITAN AREA, WE MAY NOT BE ABLE TO RECRUIT AND RETAIN QUALIFIED PROFESSIONALS, WHO ARE CURRENTLY IN HIGH DEMAND AND WHOSE NUMBERS ARE LIMITED.

     We compete intensely with other software companies nationwide to recruit and hire from a limited pool of qualified personnel. Because our headquarters are not located in a major metropolitan area, many qualified candidates may be unwilling to relocate to Westboro, MA and work for us. If we cannot attract and hire additional qualified sales and marketing, professional services and software engineering and development personnel, our business results will suffer.

IF WE ARE UNABLE TO HIRE AND RETAIN ADDITIONAL RESEARCH AND DEVELOPMENT, SUPPORT, SALES AND MARKETING STAFF WE WILL NOT HAVE SUFFICIENT RESOURCES TO COMPETE AND GROW OUR REVENUES.

     We intend to hire a significant number of additional research and development, support, sales and marketing and other personnel during 2000. Competition for these individuals is intense, and we may not be able to attract, assimilate or retain highly qualified personnel. Our future success and ability to sustain our revenue growth also depend upon the continued service of our executive officers and other key engineering, sales, marketing and support personnel. Competition for qualified personnel in our industry is extremely intense and characterized by rapidly increasing salaries, which may increase our operating expenses or hinder our ability to recruit qualified candidates.

WE RELY HEAVILY ON EXISTING MANAGEMENT AND KEY PERSONNEL.

     We rely heavily on key personnel throughout the organization. In particular, the loss of any of Jitendra Saxena, Alan Goldsworthy, Edward Terino, Bernie Thompson, Barry Zane, and Craig Cervo or any of our staff of research and development professionals could prevent us from successfully executing our business strategies. Any such loss of technical knowledge and industry expertise could negatively impact our success. Moreover, if we should lose any of these critical employees or a group thereof, particularly to a competing organization, we could lose market share, and the Applix brand could be diminished.

WE MAY NOT BE ABLE TO MEET THE OPERATIONAL AND FINANCIAL CHALLENGES THAT WE WILL ENCOUNTER AS OUR INTERNATIONAL OPERATIONS EXPAND.

     As we expand our international operations, we will face a number of additional challenges associated with the conduct of business overseas. For example:

     - we may have difficulty managing and administering a globally-dispersed business;

     - fluctuations in exchange rates may negatively affect our operating results;

     - we may not be able to repatriate the earnings of our foreign operations;

     - we have to comply with a wide variety of foreign laws with which we are not familiar;

     - we may not be able to adequately protect our trademarks overseas due to the uncertainty of laws and enforcement in certain countries relating to the protection of intellectual property rights;

     - reductions in business activity during the summer months in Europe and certain other parts of the world could negatively impact the operating results of our foreign operations;

     - export controls could prevent us from shipping our products into and from some markets;

     - multiple and possibly overlapping tax structures could significantly reduce the financial performance of our foreign operations;

     - changes in import/export duties and quotas could affect the competitive pricing of our products and services and reduce our market share in some countries; and

     - economic or political instability in some international markets could result in the forfeiture of some foreign assets and the loss of sums spent developing and marketing those assets.


RISK FACTORS RELATED TO THE INTERNET

OUR INTERNET STRATEGIES WILL FAIL IF THE INFRASTRUCTURE OF THE INTERNET IS NOT CONTINUALLY DEVELOPED AND MAINTAINED.

     The success of our internet strategy depends in large part on the continued development and maintenance of the infrastructure of the internet. Because global electronic business and commerce and the online exchange of information is new and evolving, we cannot predict with any certainty that the internet will be a viable commercial marketplace in the long term. The internet has experienced, and we expect it to continue to experience, significant growth in the number of users and amount of traffic. If the internet continues to experience an increased number of users, frequency of use or increased bandwidth requirements of users, it may not be able to support the demands placed upon it by this growth, and its performance and reliability may suffer. Furthermore, the internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and could face similar outages and delays in the future. Any outage or delay could affect the level of internet usage, as well as the volume of traffic on our web site. In addition, the internet could lose its viability due to increased governmental regulation and delays in the development or adoption of new standards and protocols to handle increased levels of activity. If the necessary infrastructure, standards or protocols or complementary products, services or facilities are not developed, or if the internet does not become a viable commercial marketplace, our internet strategy will not succeed.

WE ARE VULNERABLE TO UNEXPECTED NETWORK INTERRUPTIONS CAUSED BY SYSTEM FAILURES, WHICH MAY RESULT IN REDUCED VISITOR TRAFFIC ON OUR WEB SITE, DECREASED REVENUE AND HARM TO OUR REPUTATION.

     Substantially all of our communications hardware and other hardware related to our web site is located at our facilities, although we have back-up and co-location hardware for our web site located at third-party facilities. Fire, floods, hurricanes, tornadoes, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage these systems. In addition, although we have implemented network security measures, our servers are vulnerable to computer viruses, electronic break-ins, human error and other similar disruptive problems that could adversely affect our systems and web site. Although we try to prevent unauthorized access to our systems, we cannot eliminate this risk entirely. We could lose revenue and suffer damage to our reputation if our systems were affected by any of these occurrences. Our insurance policies may not adequately compensate us for any losses that may occur due to failures or interruptions in our systems. We do not presently have a formal disaster recovery plan.


RISK FACTORS RELATED TO OUR eBUSINESS

IF WE ARE UNABLE TO INTRODUCE NEW INTERNET-BASED CUSTOMER RELATIONSHIP MANAGEMENT (iCRM) PRODUCTS OR PRODUCT ENHANCEMENTS ON A TIMELY BASIS, OR IF THE MARKET DOES NOT ACCEPT THESE PRODUCTS OR PRODUCT ENHANCEMENTS, OUR BUSINESS WILL SUFFER.

     The iCRM market is new and is likely to change rapidly. The iCRM market encompasses software solutions that enable companies to automate their employee-facing activities, such as sales force automation, customer service, consumer business analytics, and help desk support, as well as customer facing activities such as email, voicemail, customer self-services, on-line chat, and ecommerce. Our future success will depend on our ability to effectively and timely anticipate changing customer requirements and offer products and services that meet these demands. Potential customers may seek features that our products do not have. As a result, we may need to develop these features, and this may result in a longer sales cycle, increased research and development expenses and reduced profit margins. In addition, the development of new or enhanced iCRM products is a complex and uncertain process. We may experience design, development, marketing and other difficulties that could delay or prevent the introduction of new products and enhancements. For example, our ability to introduce new products would be impaired if we cannot continue to attract, hire, train and retain highly skilled personnel.

BECAUSE THE iCRM MARKET IS HIGHLY COMPETITIVE, WE MAY NOT BE ABLE TO SUCCEED AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

     If we fail to compete successfully in the highly competitive and rapidly changing iCRM market, we may not be able to succeed and you may lose part or all of your investment. We face competition primarily from customer relationship management software firms, emerging Internet customer interaction software vendors and computer telephony software companies. We also face competition from traditional call center technology providers, large enterprise application software vendors, independent systems integrators, consulting firms and in-house IT departments. Because barriers to entry into the software market are relatively low, we expect to face additional competition in the future.

     Many of our competitors can devote significantly more resources to the development, promotion and sale of products than we can, and many of them can respond to new technologies and changes in customer preferences more quickly than we can. Further, other companies with resources greater than ours may attempt to gain market share in the iCRM market by acquiring or forming strategic alliances with our competitors.

BECAUSE WE DEPEND ON THIRD-PARTY SYSTEMS INTEGRATORS TO SELL OUR PRODUCTS, OUR REVENUES WILL LIKELY SUFFER IF WE DO NOT DEVELOP AND MAINTAIN THESE RELATIONSHIPS.

     We rely on systems integrators to promote, sell and implement our solution. If we fail to maintain and develop relationships with systems integrators, our revenues will likely suffer. We currently rely on systems integrators such as HiServe, Pinck Softech, Readmar, JBA Software, Dynamic Decision, Revelwood, Armstrong Laing, Breakaway Solutions, ONE Inc., and Logicasiel to recommend our products to their customers and to install our products. If we are unable to rely on systems integrators to implement our products, we will likely have to provide these services ourselves, resulting in increased costs. As a result, our results of operation may be harmed. In addition, systems integrators may develop, market or recommend products that compete with our products. For this reason, we must cultivate our relationships with these firms, and our failure to do so could result in reduced sales revenues. Further, if these systems integrators fail to implement our products successfully, our reputation may be harmed.

BECAUSE THE SALES CYCLE FOR OUR PRODUCTS CAN BE LENGTHY, IT IS DIFFICULT FOR US TO PREDICT WHEN OR WHETHER A SALE WILL BE MADE.

     The timing of our revenues is difficult to predict in large part due to the length and variability of the sales cycle for our products. Companies often view the purchase of our products as a significant and strategic decision. As a result, companies tend to take significant time and effort evaluating our products. The amount of time and effort depends in part on the size and the complexity of the deployment. This evaluation process frequently results in a lengthy sales cycle, typically ranging from three to six months. During this time we may incur substantial sales and marketing expenses and expend significant management efforts. We do not recoup these investments if the prospective customer does not ultimately license our product.


RISK FACTORS RELATED TO THE LINUX DIVISION

THE LINUX DIVISION HAS A LIMITED LINUX-BASED OPERATING HISTORY ON WHICH TO EVALUATE ITS POTENTIAL FOR SUCCESS.

     Although we have operated our Applixware business since 1989, the Linux Division was established only recently, and it is difficult to predict whether the Linux Division will be successful because it has a short operating and sales history. The introduction of the Linux Division's primary products and services, Applixware for Linux, Anyware, and CoSource.com began in 1998. The revenue and income potential of this business and market is unproven, and the limited operating history makes it difficult to evaluate the Linux Division and its future prospects.

We anticipate that the Linux Division will make significant investments in its sales and marketing programs, personnel recruitment, product development and infrastructure. Therefore, it is likely that the Linux Division will continue to experience losses on a quarterly and annual basis for the foreseeable future. You must consider the Linux Division's prospects in light of the risks and difficulties encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. The ability to address these risks depends on a number of factors, which include the ability to:

     - provide software that is reliable, cost-effective and able to accommodate significant increases in the number of users and amount of information;

     - market the Applixware, Anyware, and CoSource.com products, as well as other products and the Linux Division brand name effectively;

     - continue to grow its infrastructure to accommodate new developments in the opensource, ASP and internet software markets and increased sales;

     -   hire, retain and motivate qualified personnel; and

     -   respond to competition.

     The Linux Division may not be successful in meeting these challenges and addressing these risks and uncertainties. If they are unable to do so, their business will not be successful and your investment in Applix's stock will decline in value.

OUR BUSINESS CURRENTLY DEPENDS ON REVENUE RELATED TO ANYWARE, AND IT IS UNCERTAIN WHETHER THE MARKET WILL INCREASINGLY ACCEPT THIS PRODUCT.

     Although the Anyware product line accounted for less than 1% of our product revenue in 1999, we expect that the Anyware products, and future upgraded versions of these products, will account for a substantial portion of the Linux Division's revenue for the foreseeable future. Our future financial performance will depend on increasing acceptance of our current Anyware products and on the successful development, introduction and customer acceptance of new and enhanced versions of these products. Our business could be harmed if we fail to deliver the enhancements to our products that customers want.

BECAUSE THE LINUX MARKET IS HIGHLY COMPETITIVE, WE MAY NOT BE ABLE TO SUCCEED, AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

     If other versions of Linux-based office productivity suites are developed and achieve market acceptance, customers may become less likely to purchase our products, and our sales would suffer. Further, if free versions of Linux-based office productivity suites are developed and achieve market acceptance, our sales would suffer. In addition, we may be required to add functionality to our Linux-based office productivity suite, which would increase our operating expense. Competing products are currently available from Corel, Sun's Star Office, ABISource and Gnomeric.

     Many of our competitors can devote significantly more resources to the development, promotion and sale of products than we can, and many of them can respond to new technologies and changes in customer preferences more quickly than we can. Further, other companies with resources greater than ours may attempt to gain market share in the Linux market by acquiring or forming strategic alliances with our competitors.

OUR COSOURCE.COM AND OTHER LINUX-BASED BUSINESSES MAY NOT SUCCEED BECAUSE OPEN SOURCE SOFTWARE BUSINESS MODELS ARE UNPROVEN.

     We have not demonstrated the success of our open source business model, which gives our customers the right freely to copy and distribute our software. No other company has built a successful open source business. Few open source software products have gained widespread commercial acceptance partly due to the lack of viable open source industry participants to offer adequate service and support on a long-term basis. In addition, open source vendors are not able to provide industry standard warranties and indemnities for their products, since these products have been developed largely by independent parties over whom open source vendors exercise no control or supervision. If open source software should fail to gain widespread commercial acceptance, we would not be able to sustain our revenue growth and our business could fail.

TRANSITIONING THE LINUX DIVISION FROM LICENSED-BASED REVENUES TO SERVICE-BASED REVENUES COULD HARM OUR BUSINESS.

     If our plan to sell software services related to Anyware and CoSource.com over the internet as a substitute for licensing our software fails, it could have severe implications for our future prospects and severely harm our business going forward. We plan to price these services on a per-transaction basis or on a subscription basis to companies seeking to avoid the up-front cost of licensing software. This business model is unproven and represents a significant departure from the strategies traditionally employed by us and other software vendors. Our efforts to develop this business may require significant management time and attention. In connection with this new business model, we will contract with third-party service providers to perform many of the necessary services, and we will be responsible for monitoring their performance. If any service provider delivers inadequate support or service to our customers, our reputation could be harmed. Even if our strategy of selling software services over the internet is successful in attracting customers, some of those internet customers may otherwise have bought our software and services through our traditional licensing arrangements. Any shift in potential license revenue to our new business model, which is unproven and potentially less profitable, could harm our business.

IF WE FAIL TO MANAGE OUR GROWTH EFFECTIVELY, OUR BUSINESS AND PROSPECTS WOULD BE HARMED.

     Our failure to manage our growth could adversely affect our business. The planned expansion of our operations will place a significant strain on our management, financial controls, operations systems, personnel and other resources. Our ability to manage our future growth, should it occur, will depend in large part upon a number of factors including our ability to rapidly:

     - build and train our sales and marketing staff to create an expanding presence in the evolving enterprise information portal market, and keep them fully informed over time regarding the technical features, issues and key selling points of our products;

     - develop our customer support capacity as sales of our products grow, so that we can provide customer support without diverting engineering resources from product development efforts; and

     - expand our internal management and financial controls significantly, so that we can maintain control over our operations and provide support to other functional areas within the Linux Division as the size of our organization increases.

THE SUCCESS OF OUR ANYWARE PRODUCT IS DEPENDENT UPON SUNMICROSYSTEMS' JAVA TECHNOLOGY, OVER WHICH WE HAVE NO CONTROL.

     We license various Java-related software from Sun Microsystems, which is the core technology upon which our Anyware product is based. In the event that Sun were to discontinue or significantly alter its Java product, it would impair our ability to provide product upgrades and develop new products on a timely basis, if at all.

IF WE ARE UNABLE TO OBTAIN SUFFICIENT CAPITAL, WE WILL NOT BE ABLE TO CONTINUE OR TO GROW THE LINUX DIVISION.

     We will need significant additional funds, which we may be unable to obtain on terms acceptable to us or at all. The expansion and development of our business will require significant capital to fund our operating losses, working capital needs and capital expenditures. During the next twelve months, we expect to meet our cash requirements with existing cash and cash equivalents and the net proceeds from a private placement offering. Our failure to raise sufficient funds may require us to delay or abandon some or all of our development and expansion plans or otherwise forego market opportunities. Future equity or debt financing may not be available to us on favorable terms or at all. Our inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business, which could cause our business and prospects to suffer.

IF WE ARE UNABLE TO PROVIDE HIGH-QUALITY CUSTOMER SUPPORT AND SERVICES, WE WILL BE UNABLE TO MEET THE NEEDS OF OUR LINUX CUSTOMERS.

     For our business to succeed, we must effectively market our integrated system and service solution. If our service organization does not meet the needs or expectations of customers, we face an increased risk that customers will purchase systems from other integrated solution providers or purchase systems from one vendor and services from a Linux specialist.

OUR PRODUCTS AND SERVICES ARE DEPENDENT UPON THE EFFORTS OF MEMBERS OF THE OPEN SOURCE COMMUNITY.

     The quality of our products and services is dependent on the efforts and the expertise of members of the open source community. If we do not continue to work productively with these members, our ability to provide product enhancement and quality services will be harmed, which would harm our revenues and compromise our reputation in the open source community and with customers.


YEAR 2000 ISSUES

     Many computer programs and systems recognize dates using two-digit year data (rather than four-digit year data), and therefore may be unable to determine the correct century for the year. Failure to properly recognize and process date information may cause such programs and systems to fail to operate or to operate with erroneous results. This is commonly referred to as the "Year 2000" problem.

     We implemented a company-wide Year 2000 plan to identify and resolve Year 2000 issues associated with (i) products and services sold by us, (ii) our internal systems and (iii) products and services provided to us by third parties. To date, we have experienced no material problems relating to year 2000 compliance.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors," that we believe could cause actual results or events to differ materially from the forward-looking statements.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares by the selling stockholders.

                              SELLING STOCKHOLDERS

     We issued the shares of common stock covered by this prospectus in a private placement in connection with our acquisition of Cosource.com in December 1999. The following table sets forth, to our knowledge, certain information about the selling stockholders as of March 15, 2000.

     Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.


 Name of Selling Stockholder        Shares of Common Stock        Number of Shares   Shares of Common Stock to be
                                  Beneficially Owned Prior to     of Common Stock      Beneficially Owned After
                                           Offering                    Being                   Offering
                                                                      Offered                     (4)

--------------------------------------------------------------------------------------------------------------------
                                    Number         Percentage                           Number        Percentage
                                    ------         ----------                           ------        ----------


Laurie Thompson (1)                 122,998          1.09%             42,281           80,717             *
Norm Jacobowitz (2)(3)               14,145             *               4,862            9,283             *
Phil Hughes                           5,714             *               5,714                0             *
Bjorn Stadil                          5,714             *               5,714                0             *
-------------------------

* Less than one percent.

(1) 92,248 shares of common stock listed as owned by Laurie Thompson are subject to a restricted stock agreement, pursuant to which such shares will vest in eight equal semiannual installments beginning on June 10, 2000, contingent upon the continued employment of Ms. Thompson's spouse, Bernie Thompson, with Applix.

(2) 10,609 shares of common stock listed as owned by Norm Jacobowitz are subject to a restricted stock agreement, pursuant to which such shares will vest in eight equal semiannual installments beginning on June 10, 2000, contingent upon the continued employment of Mr. Jacobowitz with Applix.

(3)      Employee of Applix and former employee of Cosource.com.

(4) We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we can not estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

     Except as indicated above, none of the selling stockholders has held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years. In connection with our acquisition of Cosource.com, we entered into employment agreements with Bernie Thompson, formerly President and Chief Executive Officer of Cosource.com, and Norm Jacobowitz, a former employee of Cosource.com, under which each will perform certain services for us through December 9, 2003.

                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

     -   in privately negotiated transactions; and

     -   in options transactions.

     In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

                                  LEGAL MATTERS

     The validity of the shares offered by this prospectus has been passed upon by Hale and Dorr LLP.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the sale of all the shares covered by this prospectus.

                (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed with the Commission on March 30, 2000;

                (2) The description of our common stock contained in our Registration Statement on Form 8-A as filed with the Commission on October 28, 1994.

     You may request a copy of these documents, which will be provided to you at no cost, by contacting:

                         Applix, Inc.
                         112 Turnpike Road
                         Westboro, Massachusetts  01581
                         Telephone:  (508) 870-0300

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Applix (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

             Filing Fee - Securities and Exchange Commission ....................        $     162
             Legal fees and expenses.............................................        $  15,000
             Accounting fees and expenses........................................        $  10,000
             Miscellaneous expenses..............................................        $   4,838
                                                                                         ---------
                      Total Expenses.............................................        $  30,000
                                                                                         =========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of an improper distribution or loan to an insider or obtained an improper personal benefit. Applix, Inc. has included such a provision in its Articles of Organization.

     Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by: (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional.

     The Company's articles of organization provide that a director or officer of the Company shall be indemnified by the Company against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding brought against him by virtue of his position as a director or officer of the Company unless he is deemed (in the manner provided in the articles of organization) to have not acted in good faith in the reasonable belief that his action was in the best interest of the Company. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Company to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

     In the event of a determination by the Company that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Company fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Company notice of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

     The Company's articles of organization further provide that the indemnification provided therein is not exclusive, and provide that in the event that the Massachusetts Business Corporation Law is amended to expand the indemnification permitted to directors or officers, the Company must indemnify those persons to the fullest extent permitted by such law as so amended.

     The Company has purchased and maintains insurance coverage under a policy insuring directors and officers of the Company against certain liabilities which they may incur as directors or officers of the Company, which may include coverage for liabilities arising under the Securities Act.


ITEM 16.  EXHIBITS

          EXHIBIT                                 DESCRIPTION
          NUMBER

              *4.1          Restated Articles of Organization of the Registrant.
              *4.2          By-laws of the Registrant.
               5.1          Opinion of Hale and Dorr LLP.
              23.1          Consent of PricewaterhouseCoopers LLP
              23.2          Consent of Hale and Dorr LLP, included in Exhibit
                            5.1 filed herewith.
              24.1          Power of Attorney (See page II-4 of this
                            Registration Statement).
----------
* Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-85688).

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included is a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westboro, Commonwealth of Massachusetts, on April
14, 2000.

                                  Applix, Inc.


                                  By: /s/ Jitendra S. Saxena
                                      -----------------------
                                      Jitendra S. Saxena
                                      Chief Executive Officer



                        SIGNATURES AND POWER OF ATTORNEY


     We, the undersigned officers and directors of Applix, Inc., hereby severally constitute and appoint Edward Terino and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Applix, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                        Title                                 Date
            ---------                                        -----                                 ----

/s/ Jitendra S. Saxena                    Chairman, Chief Executive Officer and Director       April 14, 2000
-----------------------------             (Principal Executive Officer)
Jitendra S. Saxena

/s/ Edward Terino                         Senior Vice President, Finance & Administration,     April 14, 2000
-----------------------------             Chief Financial Officer and Treasurer (Principal
Edward Terino                             Financial and Accounting Officer)

/s/ Paul J. Ferri                         Director                                             April 14, 2000
-----------------------------
Paul J. Ferri

/s/ Alain J. Hanover                      Director                                             April 14, 2000
-----------------------------
Alain J. Hanover

/s/ David C. Mahoney                      Director                                             April 14, 2000
-----------------------------
David C. Mahoney


                                  EXHIBIT INDEX


          EXHIBIT                                 DESCRIPTION
          NUMBER

              *4.1          Restated Articles of Organization of the Registrant.
              *4.2          By-laws of the Registrant.
               5.1          Opinion of Hale and Dorr LLP.
              23.1          Consent of PricewaterhouseCoopers LLP.
              23.2          Consent of Hale and Dorr LLP, included in Exhibit
                            5.1 filed herewith.
              24.1          Power of Attorney (See page II-4 of this
                            Registration Statement).


-------
* Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-85688)